SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2007 (October 1, 2007)

GENESIS PHARMACEUTICALS ENTERPRISES, INC.
(Exact name of registrant as specified in Charter)

Florida	333-86347	65-1130026
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 710075
 (Address of Principal Executive Offices)

(0086) 535-7282997
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K/A and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes filed with this Form 8-K/A.

In this Form 8-K/A, references to “Genesis” or the “Registrant” refer to Genesis Pharmaceuticals Enterprises, Inc. (formerly Genesis Technology Group, Inc.), a Florida corporation.

Introductory Explanation

This Form 8-K/A amends an earlier Current Report on Form 8-K which was filed by Genesis on October 9, 2007 and amended on October 10, 2007. Collectively, the Current Report and the amendment are referred to as the “October 9 Report”.

As reported in the October 9 Report, Genesis acquired 100% of the capital stock of Karmoya International Ltd, a British Virgin Islands company (“Karmoya”), in a share exchange transaction dated October 1, 2007 (the “Exchange Transaction”). As a result of the Exchange Transaction, Genesis acquired control of the business and operations of Karmoya and its subsidiaries (collectively, the “LJ Group”). This Form 8-K/A amends the October 9 Report to disclose a change in the Registrant's fiscal year and to include unaudited consolidated interim financial statements for the three month period ended September 30, 2007 for the LJ Group including its operating company, Laiyang Jiangbo Pharmaceutical Co., Ltd. (“Laiyang Jiangbo”). This Form 8-K/A does not include the financial results for the year ended September 30, 2007 for the Registrant, which will be covered in the Registrant's Annual Report on Form 10-KSB for the year ended September 30, 2007.

Capitalized terms used herein and not defined have the same meaning as in the October 9 Report. Items 1.01, 2.01, 3.02, 5.01, and 5.02 of the October 9 Report remain unchanged and are hereby incorporated by reference. Except for the additional disclosures made under Item 9.01 contained herein, all other disclosures in Item 9.01 of the October 9 Report remain unchanged and are hereby incorporated by reference.

Item 2.02. Results of Operations and Financial Condition.

On November 19, 2007, the Registrant issued a press release announcing its financial results for the LJ Group, including its operating company Laiyang Jiangbo, for the LJ Group’s first quarter ended September 30, 2007. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

The information in this Item 2.02, the information regarding the press release in Item 9.01(d) in this Current Report on Form 8-K/A, and the press release exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 14, 2007, the Registrant’s Board of Directors, acting pursuant to the authority granted by the Registrant’s Bylaws and the Florida Business Corporation Act, determined by unanimous written consent to change the Registrant’s fiscal year end from September 30 to June 30. The report covering the transition period will be covered on the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007.

Item 8.01  Other Events

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Karmoya International Limited for the three months ended September 30, 2007 and 2006 should be read in conjunction with Karmoya’s financial statements and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K/A (“Form 8-K”) and the October 9 Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. References to “we,” “our,” “us” or the “Company” refers to the LJ Group.

OVERVIEW

Genesis Pharmaceuticals Enterprises, Inc. (formerly Genesis Technology Group, Inc.) was originally incorporated on August 15, 2001 in the State of Florida. On October 12, 2001, Genesis consummated a merger with NewAgeCities.com, an Idaho public corporation originally formed in 1969. Genesis was the surviving entity after the merger with the Idaho public corporation. As a result of the share exchange transaction that was completed on October 1, 2007 and described more fully in the October 9 Report, Karmoya, a British Virgin Islands company, established as a “special purpose vehicle” for the foreign fundraising for its Chinese subsidiaries, became our wholly owned subsidiary and our new operating business. Karmoya was incorporated under the laws of the British Virgin Islands on July 17, 2007 and conducts its business operations through its wholly owned subsidiary, Genesis Jiangbo (Laiyang) Biotech Technology Co., Ltd. which was incorporated under the laws of the People’s Republic of China ("PRC") on September 16, 2007 and registered as a wholly foreign owned enterprise on September 19, 2007.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our management's discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Our consolidated financial statements do not include the financial information of Genesis, which will be covered in Genesis’s Annual Report on Form 10-KSB for the year ended September 30, 2007. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements appearing at Exhibit 99.2, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Inventories

Inventories, consisting of raw materials and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Useful Life
Building and building improvements	20 – 40	Years
Manufacturing equipment	10 – 15	Years
Office equipment and furniture	5-8	Years
Vehicle	5	Years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Long-lived assets of the Company are reviewed periodically, or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Intangible assets

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. The Company has recorded the costs paid to acquire a long-term interest to utilize the land underlying the Company's facility as land use rights. This type of arrangement is common for the use of land in the PRC. The land use rights are amortized on the straight-line method over the term of the land use rights of 50 years.

Purchased technological know-how includes secret formulas, manufacturing processes, technical, procedural manuals and the certificate of drugs production and is amortized using the straight-line method over the expected useful economic life of 5 years, which reflects the period over which those formulas, manufacturing processes, technical and procedural manuals are kept secret to the Company as agreed between the Company and the selling parties.

Intangible assets of the Company are reviewed periodically or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Revenue recognition

Product sales are generally recognized when title to the product has transferred to customers in accordance with the terms of the sale. The Company recognizes revenue in accordance with the Securities and Exchange Commission’s (SEC) Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements” as amended by SAB No. 104 (together, “SAB 104”), and Statement of Financial Accounting Standards (SFAS) No. 48 “Revenue Recognition When Right of Return Exists.” SAB 104 states that revenue should not be recognized until it is realized or realizable and earned. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

The Company is generally not contractually obligated to accept returns. However, on a case by case negotiated basis, the Company permits customers to return their products. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 48, "Revenue Recognition when the Right of Return Exists", revenue is recorded net of an allowance for estimated returns. Such reserves are based upon management's evaluation of historical experience and estimated costs. The amount of the reserves ultimately required could differ materially in the near term from amounts included in the consolidated financial statements.

Shipping and handling

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs.

Research and development

Research and development costs are expensed as incurred. These costs primarily consist of cost of material used and salaries paid for the development of the Company’s products and fees paid to third parties.

Income taxes

The Company is governed by the Income Tax Law of the People’s Republic of China. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current ax assets and liabilities on a net basis.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

Value added tax

Enterprises or individuals who sell products, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products, raw materials used in the production of the Company’s finished products, and payment of freight expenses can be used to offset the VAT due on sales of the finished product.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which provides guidance for how companies should measure fair value when required to use a fair value measurement for recognition or disclosure purposes under generally accepted accounting principle (GAAP). SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact, if any, the adoption of SFAS 157 will have on its financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with the FSP. Accordingly, adoption of the FSP had no effect on its financial statements.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The Company is currently evaluating the effect of this pronouncement on financial statements.

RESULTS OF OPERATIONS

Comparison of three months ended September 30, 2007 and 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of total net sales:

	Three Month Period Ended September 30,	% of	Three Month Period Ended September 30,	% of
	2007	Revenue	2006	Revenue
SALES	$15,262,789	91.88%	$16,945,651	94.13%

SALES - RELATED PARTY	1,348,095	8.12%	1,055,905	5.87%

COST OF SALES	4,590,114	27.63%	5,071,159	28.17%

GROSS PROFIT	12,020,770	72.37%	12,930,397	71.83%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,821,416	41.07%	3,882,787	21.57%

RESEARCH AND DEVELOPMENT	264,920	1.59%	3,644,720	20.25%

INCOME FROM OPERATIONS	4,934,434	29.71%	5,402,890	30.01%

OTHER EXPENSES	106,089	0.64%	119,253	0.66%

INCOME BEFORE PROVISION FOR INCOME TAXES	4,828,345	29.07%	5,283,637	29.35%

PROVISION FOR INCOME TAXES	1,593,353	9.59%	1,783,367	9.91%

NET INCOME	3,234,992	19.48%	3,500,270	19.44%

OTHER COMPREHENSIVE INCOME Foreign currency translation adjustment	417,346	2.51%	131,184	0.73%

COMPREHENSIVE INCOME	$3,652,338	21.99%	$3,631,454	20.17%

REVENUES. Our revenues include revenues from sales and revenues from sales to related party of $15,262,789 and $1,348,095, respectively for the three months ended September 30, 2007. During the three months ended September 30, 2007, we had revenues from sales of $15,262,789 as compared to revenues from sales of $16,945,651 for the three months ended September 30, 2006, a decrease of $1,682,862 or approximately 9.93%. During the three months ended September 30, 2007, we had revenues from sales to related party of $1,348,095 as compared to revenues from sales to related party of $1,055,905 for the three months ended September 30, 2006, an increase of $292,190 or approximately 27.67%. The overall decrease in total revenue was attributable to a loss of production time due to a previously scheduled maintenance project implemented by management according to Chinese drug production industry standards. To better our drug safety and ensure our manufacturing facility continue to meet the Good Manufacturing Practice (GMP) standards, our facility stopped production for approximately five weeks to perform maintenance regimen. We subsequently passed a full Chinese State Food and Drug Administration inspection in November 2007 and successfully continue to maintain our GMP approved status. We believe that our sales will have significant improvements and growth in remaining of fiscal year 2008 as our new product Baobaole Chewable tablets start to sell in the second quarter and we continue strengthening our sales force, improving the quality of our products and continuing developing new products that will be well accepted in the market.

COST OF SALES. Cost of sales for the three months ended September 30, 2007 decreased $481,045 or 9.49%, from $ 5,071,159 for the three months ended September 30, 2006 to $4,590,114 for the three months ended September 30, 2007. The decrease in cost of sales as a percentage of net revenues for the three months ended September 30, 2007, approximately 27.63% as compared to the three months ended September 30, 2006, approximately 28.17%, was attributable to more efficient manufacture production.

GROSS PROFIT. Gross profit was $12,020,770 for the three months ended September 30, 2007 as compared to $12,930,397 for the three months ended June 30, 2006, representing gross margins of approximately 72.37% and 71.83%, respectively. The increase in our gross profits was mainly due to decrease in cost of sales as a percentage of net revenue.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $6,821,416 for the three months ended September 30, 2007, as compared to $ 3,882,787 for the three months ended September 30, 2006, an increase of $2,938,629 or approximately 75.68% as summarized below:

	Three months ended September 30,
	2007	2006
Advertisement, marketing and promotion spending	$5,908,778	$3,669,504
Travel and entertainment- sales related	194,603	353
Depreciation and amortization	89,014	46,896
Shipping and handling	48,373	88,050
Salaries, wages and related benefits	190,098	30,152
Travel and entertainment- non sales related	50,386	7,851
Other	340,164	39,981

Total	$6,821,416	$3,882,787

The changes in these expenses from the three months ended September 30, 2007 as compared to the three months ended September 30, 2006 included the following:

•
An increase of $2,239,274 or approximately 61.02% in advertisement, marketing and promotion spending primarily due to TV commercials and magazine advertisements expenses to establish our Baobaole Chewable tablets brand name.

•
Travel and entertainment -sales related expenses increased by $154,573 or approximately 174.85% primarily due to our marketing activities related to promoting our Baobole Chewable tablets and establishing the distribution network for the product.

•	Shipping and handling expenses decreased by $39,377 or approximately 45.06% primarily because more customers directly pick up their shipments from the distribution points and less sales made in 2008

•	Depreciation and amortization increased by $42,119 or approximately 89.81% due to purchasing of equipments in 2007. As such, we incurred more depreciation expenses.

•
An increase of $159,946 or approximately 530.46% in salaries, wages and related benefits was primarily due to increase in number of employees and sales representatives as a result of expanding our distribution network from 26 provinces to 29 provinces.

•	And increase of $42,535 or approximately 541.80% in travel, entertainment- non sales related expenses was primarily due to increase in corporate executives’ and managers’ travel.

•
Other selling, general and administrative expenses, which includes utilities, office supplies and expenses increased by $300,183 or 750.81% primarily due to increase in consulting expenses as well as office expenses.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs, which consist of cost of material used and salaries paid for the development of the Company’s products and fees paid to third parties, totaled $ 264,920 for the three months ended September 30, 2007, as compared to $3,644,720 for the three months ended September 30, 2006, a decrease of $3,379,800 or approximately 92.73%. The decrease was mainly due to timing difference in payments for new drug clinical trials and project expenses. In September 2007, we established a formal cooperative relationship with a provincial university with strong research and development emphasis and make monthly payments to the designated university research and development projects plus expense incurred. Additionally, we will also provide internship opportunities to the university students. If a new drug formula is successfully developed under the program and the patent is obtained, we will have the primary ownership of patent.

OTHER EXPENSES. Our other expenses consisted of financial expenses and non-operating expenses. We had other expenses of $ 106,089 for the three months ended September 30, 2007 as compared to other expenses $ 119,253 for the three months ended September 30, 2006, a decrease of $13,164 or approximately 11.04%. The decrease in other expenses is mainly due to decrease in interest expenses.

NET INCOME. Our net income for the three months ended September 30, 2007 was $3,234,992 as compared to $3,500,270 for the three months ended September 30, 2006. The decrease in net income is attributable to decrease sales volume due to production interruption and increase in selling, general and administrative expenses. Our management believes that net income will have significant improvements in the near future because we have successfully passed the GMP full inspection and we do not anticipate other interruption in our production. We will also continue to offer better and more products and improve our manufacturing efficiency.

LIQUIDITY AND CAPITAL RESOURCES

Our working capital position increased $3,612,111 to $19,609,551 at September 30, 2007 from $15,997,440 at June 30, 2007. This increase in working capital is primarily attributable to an increase in accounts receivable of approximately $3.2 million, an increase in accounts receivable-related parties of approximately $1.2 million, an increase in inventories of approximately $0.4 million, and increase in other receivables of $0.3 million, an increase in advance to suppliers of $3.9 million, a decrease in accounts payable of $1.4 million, a descrease in notes payable of $2.9 million, a decrease in other payable of $1.1 million, and a payment of dividend of $10.5 million, and offset by a decrease in cash of $13.2 million, a decrease in restricted cash of $2.8 million, a increase in short term bank loans of $600,100 and an increase in taxes payable of $4.8 million.

Net cash used in operating activities for the three months ended September 30, 2007 was $3,240,358 as compared to net cash provided by operating activities of $1,572,228 for the three months ended September 30, 2006. For the three months ended September 30, 2007, net cash used in operating activities was primarily attributable to increases in our accounts receivable, accounts receivable-related parties, other receivable and advance to suppliers balances of $3,173,544, $1,213,279, $334,460 and $3,875,363, respectively, and decreased in accounts payables, and other payables of $1,385,815 and $1,091,944 offset by increase in taxes payable of $4,719,062 and net income of $3,234,992. For the three months ended September 30, 2006, net cash provided by operating activities was attributable primarily to our net income of $3,500,270, increases in our accrued liabilities and taxes payable of $224,315 and $486,640, respectively, and offset by increases in our accounts receivable, accounts receivable-related parties, and inventories of $806,450, $819,972 and $562,905, respectively and a decrease in our other payables of $570,065.

Net cash used by investing activities for the three months ended September 30, 2007 was $20,723 attributable to purchases of equipments. Net cash used in investing activities for the three months ended September 30, 2006 amounted to $9,682 which consisted of attributable to purchases of equipments.

Net cash used in financing activities was $10,066,960 for the three months ended September, 30, 2007 and was attributable to payments on dividend payable of $10,596,800, payments for bank loans of $2,649,200 and a decrease in notes payable of $2,906,702 and offset by proceeds from bank loans of $3,179,040 and increased in restricted cash of $2,906,702.

We reported a net decrease in cash for the three months ended September 30, 2007 of $13,166,344 as compared to a net increase in cash of $1,611,686 for the three months ended September 30, 2006.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of September 30, 2007, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +
	In Thousands
Contractual Obligations :
Bank Indebtedness	$10,807,534	$10,807,534	$-	$-	$-
Research and development Obligations	$9,338,000	$2,934,800	$6,403,200	$-	$-
Purchase Obligations	$-	$-	$-	$-	$-
Total Contractual Obligations:	$20,145,534	$13,742,334	$6,403,200	$-	$-

Bank Indebtedness amounts include the short term bank loans amount and notes payable amount.

Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Related Party Transactions

For a description of our related party transactions, see the section of the October 9 Report entitled “Certain Relationships and Related Transactions.”

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, we may engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At September 30, 2007, we had approximately $4,570,864 in cash and cash equivalents. A hypothetical 2 % increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. All of our sales are denominated in Renminbi (“RMB”). As a result, changes in the relative values of U.S. Dollars and RMB affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in exchange rates between the U.S. dollar and RMB affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from timing differences between signing of sales contracts and settling of these contracts. Furthermore, we translate monetary assets and liabilities denominated in other currencies into RMB, the functional currency of our operating business. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of shareholders’ equity. We recorded net foreign currency gains of $ 417,346 and $ 131,184 in the three months ended September 30, 2007 and 2006, respectively. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in foreign currencies, such as RMB and Euros, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and RMB. To the extent we hold assets denominated in U.S. dollars, including the net proceeds to us from this offering, any appreciation of the RMB against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of the Business Acquired

The unaudited consolidated financial statements of the LJ Group for the three month period ended September 30, 2007, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.2 of this Current Report on Form 8-K/A.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 19, 2007.

99.2	Unaudited consolidated financial statements of LJ Group for the three month period ended September 30, 2007, and accompanying notes to unaudited consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By:	/s/ Cao Wubo
Cao Wubo
Chief Executive Officer

Dated: November 19, 2007